SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT



                        Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                         Date of Report: October 5, 2000
                        (Date of earliest event reported)



                               ETRAVNET.COM, INC.
              Exact name of registrant as specified in its charter)


New York                            0-18412                           11-2602120
--------                            -------                           ----------
(State or other                   (Commission                      (IRS Employer
Jurisdiction of                   File Number)                    Identification
Incorporation)                                                           Number)


560 Sylvan Avenue, Englewood Cliffs, New Jersey                            07632
-----------------------------------------------                            -----
(Address of principal executive offices)                              (Zip Code)


                                 (201) 567-8500
                                 --------------
               (Registrant's Telephone Number Including Area Code)

Item 5. Other Events: Possible Strategic Alliance. On October 5, 2000 ETRAVNET.COM, Inc. entered into a letter of intent pursuant to which a major global distribution system ("GDS") intends to purchase 857,000 shares, approximately 13%, of our common stock at a per share price of $3.50. To compensate such GDS, based on its tactical and strategic contributions to our business and growth, we will discuss and agree to additional stock options and/or warrants before formal and final agreement. We also envision defining the usage and potential exclusivity of acquired content. In addition to the share purchase, we have agreed to license our ReZconnect/Haggle technology to this contemplated GDS purchaser for its use in conjunction with its businesses and joint ventures; we will receive a negotiated percentage of revenue generated on usage of the technology in lieu of an up-front licensing fee. In addition, we have agreed to offer one seat on our Board of Directors to a representative of the GDS, bringing the total number of directors to five. We have further agreed to provide the GDS first right of refusal on offers of our securities made to competitive global distribution systems. Because such letter serves merely as a statement of intent of the parties and does not constitute a legally binding agreement, we can give no assurances the purchase and associated terms will be completed.


                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                     ETRAVNET.COM, INC.


                                                     By: /s/ Michael Y. Brent
                                                     --------------------------
                                                     Michael Y. Brent, President


                                                     Dated: October 23, 2000